Exhibit 5.1

DLA Piper LLP (US) 3203 Hanover Street Suite 100 Palo Alto, CA 94304-1123 www.dlapiper.com T 650.833.2000 F 650.833.2001

June 6, 2025

Predictive Oncology Inc.

91 43rd Street, Suite 110

Pittsburgh, PA 15201

Re: Issuance of Up to $4,889,000 of Shares of Common Stock

Ladies and Gentlemen:

We have served as counsel to Predictive Oncology Inc., a Delaware corporation (the “Company”), in connection with the sale from time to time of up to $4,889,000 of shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) pursuant to the terms of the at-the-market sales agreement, dated as of May 3, 2024 (the “Sales Agreement”), by and between the Company and H.C. Wainwright & Co., LLC (the “Sales Agent”).

The Shares have been registered on a Registration Statement on Form S-3 (Registration No. 333-279123), which became effective under the Securities Act of 1933, as amended (the “Securities Act”), on May 6, 2024 (the “Registration Statement”).

In connection with our representation of the Company, and as a basis for the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(a)	the Registration Statement;
(b)	the prospectus supplement, dated April 18, 2025, filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act, for an offering of up to $1,491,000 of shares of common stock of the Company, together with the base prospectus and prospectus supplement, both dated May 21, 2024 (collectively, “Prospectus 1”);
(c)	the prospectus supplement, dated June 2, 2025, filed with the Commission pursuant to Rule 424(b) under the Securities Act, for an offering of up to $3,398,000 of shares of common stock of the Company, together with the base prospectus and prospectus supplement, both dated May 21, 2024, and the prospectus supplement dated April 18, 2025 (collectively, “Prospectus 2” and together with Prospectus 1, the “Prospectuses”);
(d)	the Certificate of Incorporation of the Company, together with all amendments and supplements thereto filed through the date hereof (the “Charter”), as certified as of a recent date by the Secretary of State of the State of Delaware (the “SOS”), and by the Secretary of the Company to be in effect on the date hereof;

Predictive Oncology Inc.

June 6, 2025

(e)	the Second Amendment and Restated Bylaws of the Company, as amended and restated to the date hereof (the “Bylaws”), as certified by the Secretary of the Company to be in effect on the date hereof;
(f)	resolutions adopted by the Board of Directors of the Company (the “Board”) on June 5, 2025 and May 2, 2024, relating to (i) the filing of the Registration Statement, (ii) the offering and sale of the Shares, (ii) the authorization of the execution, delivery and performance by the Company of the Sales Agreement, and (iii) the delegation to certain officers of the Company (the “Authorized Officers”) of the power to determine, subject to certain parameters, the number of Shares and the offering price of each Share to be sold from time to time pursuant to the Sales Agreement, as certified by the Secretary of the Company to be in effect on the date hereof (collectively, the “Resolutions”);
(g)	the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “10-K”), filed with the Commission pursuant to the Securities Exchange Act of 1934, as incorporated by reference in the Prospectuses;
(h)	the Sales Agreement;
(i)	a good standing certificate for the Company, dated as of June 6, 2025, issued by the SOS (the “Good Standing Certificate”);
(j)	an executed copy of the certificate of the Secretary of the Company (the “Certificate”), dated as of the date hereof, as to certain factual matters therein; and
(k)	such other documents as we have deemed necessary or appropriate to enable us to express the opinions set forth below.

In examining the Documents, we have assumed, without independent investigation, the genuineness and validity of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), the absence of other agreements or understandings among the parties that would modify the terms of the proposed transactions or the respective rights or obligations of the parties thereunder and the accuracy and completeness of all public records reviewed by us. In making our examination of the Documents, we have assumed that such parties had the power and authority (corporate, trust, partnership or other) to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action (corporate, trust, partnership or other) and the valid execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof with respect to such parties. As to any facts material to this opinion, we have relied solely upon the Certificate.

We further assume that:

(a)	The Shares will not be issued or transferred in violation of the restrictions on transfer and ownership of shares of stock of the Company set forth in Article V of the Charter.
(b)	The Company will not issue any shares of Common Stock other than the Shares.

Predictive Oncology Inc.

June 6, 2025

(c)	The number of Shares, and the offering price of each Share, to be issued by the Company from time to time pursuant to the Sales Agreement will be authorized and approved by the Board or the Authorized Officers in accordance with and not in violation of the Delaware General Corporation Law (the “DGCL”), the Charter, the Bylaws and the Resolutions (with such approvals referred to hereinafter as the “Corporate Proceedings”) prior to the issuance thereof and, upon issuance of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

(1)	The Company is a corporation validly existing under the laws of the State of Delaware and is in good standing with the SOS.
(2)	The Shares have been duly authorized and, when and to the extent issued against payment therefor in accordance with the Corporate Proceedings and the terms of the Sales Agreement, will be validly issued, fully paid and non-assessable.

In addition to the qualifications set forth above, the foregoing opinion is further qualified as follows:

(a)	The opinion in paragraph (1) with respect to the existence and good standing of the Company is based solely on the Good Standing Certificate.
(b)	The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances that may hereafter come to our attention or changes in the law which may hereafter occur.
(c)	We do not express any opinion herein concerning any law other than the DGCL (including the statutory provisions, all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the foregoing). This opinion concerns only the effect of such laws (exclusive of the principles of conflict of laws) as currently in effect. As to matters of such laws, we have based our opinion solely upon our examination of such laws and the rules and regulations of the authorities administering such laws, all as reported in standard, unofficial compilations. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.
(d)	This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K relating to the Shares (the “Current Report”) and supplements our opinion dated May 3, 2024 previously filed as Exhibit 5.1 to the Registration Statement. We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Current Report on the date hereof and to the use of the name of our firm in the section entitled “Legal Matters” in the Prospectuses.

Predictive Oncology Inc.

June 6, 2025

In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)

DLA PIPER LLP (US)